Exhibit 23.2

                          Independent Auditors Consent

The Board of Directors
American International Petroleum Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, and the accompanying Prospectus, of our report dated March 30, 1999, appearing on page F-1 of American International Petroleum Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus filed herewith.


                                                 /s/ HEIN + ASSOCIATES LLP
                                                 -------------------------
                                                     HEIN + ASSOCIATED LLP


Houston, Texas
December 1, 1999


                                       21